Exhibit 10.1

PERFORMANCE BONUS PLAN OF

MYERS INDUSTRIES, INC.

(Approved by Shareholders April 26, 2013)

TABLE OF CONTENTS

1.	Purpose of the Plan	1

2.	Definitions	1

3.	Administration of the Plan	4

4.	Participants to Whom Awards May Be Granted	5

5.	Long-Term Cash Awards	5

6.	Annual Cash Awards	5

7.	Performance Goals for Awards	5

8.	Date of Grant	6

9.	Nontransferability of Award	6

10.	Change of Control	6

11.	Forms of Awards	6

12.	Taxes	6

13.	Amendment of the Plan	7

14.	Effectiveness of the Plan	7

15.	Other Provisions	7

16.	Effect on Employment	7

17.	International Participants	7

18.	Compliance with Section 409A of the Code	7

19.	Clawback Policy	8

20.	Ohio Law to Govern	8

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PERFORMANCE BONUS PLAN

OF

MYERS INDUSTRIES, INC.

1. Purpose of the Plan. The purpose of this Performance Bonus Plan of Myers Industries, Inc. adopted on this 26th day of April, 2013, is to attract, reward and retain officers, and other key employees of the Company and its Subsidiaries by payment of performance compensation based on achievement of certain financial objectives. Awards made hereunder are part of the total compensation package for such persons and the opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the success and growth of the Company and its Subsidiaries, to encourage long-term strategic decision making on the part of participants, to aid in retaining individuals who put forth such efforts and strategic decision making, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future, in each case, for the benefit of the Company’s stockholders.

2. Definitions. When used herein, the following terms shall have the meaning set forth below:

2.1 “Annual Cash Award” means a cash award made pursuant to Section 6, with a Performance Period of one year or less.

2.2 “Award” means an Annual Cash Award, or a Long-Term Cash Award.

2.3 “Board” means the Board of Directors of Myers Industries, Inc.

2.4 “Change of Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(a) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; provided that a Change in Control shall not be deemed to occur under this Section 2.4(a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company;

(b) During any period of one year there shall cease to be a majority of the Board comprised of Continuing Directors; or

(c) There occurs (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or (iii) the sale or disposition by the Company of more than fifty percent (50%) of the Company’s assets. For purposes of this Section 2.4(c), (A) a sale of more than fifty percent (50%) of the Company’s assets includes a sale of more than fifty percent (50%) of the aggregate value of the assets of the Company and its Subsidiaries or the sale of stock of one or more of the Company’s Subsidiaries with an aggregate value in excess of fifty percent (50%) of the aggregate value of the Company and its Subsidiaries or any combination of methods by which more than fifty percent (50%) of the aggregate value of the Company and its Subsidiaries is sold, and (B) a transfer of Company assets to a corporate or non-corporate entity (such as a partnership or limited liability company) in which the Company owns equity securities possessing at least fifty percent (50%) of the total combined voting power of all classes of equity securities in such corporate or non-corporate entity shall not be treated as a sale or disposition by the Company of the assets contributed to such corporate or non-corporate entity.

(d) For purposes of this Plan, a “Change of Control” will be deemed to occur:

(i) on the day on which a twenty percent (20%) or greater ownership interest described in Section 2.4(a) is acquired, provided that a subsequent increase in such ownership interest after it first equals or exceeds twenty percent (20%) shall not be deemed a separate Change of Control;

(ii) on the day on which Continuing Directors cease to be a majority of the Board as described in Section 2.4(b);

(iii) on the day of a merger, consolidation or sale of assets as described in Section 2.4(c)(i) or Section 2.4(c)(iii); or

(iv) on the day of the approval of a plan of complete liquidation as described in Section 2.4(c)(ii).

2.5 “Code” means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.6 “Continuing Directors” mean individuals who at the beginning of any period (not including any period prior to the date of this Agreement) of one year constitute the Board and any new Director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

2.7 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

2.8 “Company” means Myers Industries, Inc.

2.9 “Employees” means officers (including officers who are members of the Board), and other key employees of the Company or any of its Subsidiaries.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

2.11 “Fair Market Value” means, with respect to the Shares, (i) the closing price of the Shares on the principal stock exchange on which Shares are then traded or admitted to trading on the date on which the value is to be determined, or (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

2.12 “Long-Term Cash Award” means a cash award made pursuant to Section 5, with a Performance Period of more than one year.

2.13 “Long-Term Cash Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of a Long-Term Cash Award under the Plan.

2.14 “Participants” means Employees as designated by the Committee from time to time.

2.15 “Performance Goal” means one or more written objectives for the Company or any Subsidiary or any business unit thereof or any individual that may be established by the Committee for a Performance Period with respect to any performance-based Awards awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based exclusively on one or more of the following business criteria: (i) increase in the Fair Market Value of the Shares, (ii) total stockholder return, (iii) revenue, sales, settlements, market share, customer conversion, net income, stock price and/or earnings per share, (iv) return on assets, net assets, and/or invested capital, (v) economic value added, (vi) improvements in costs and/or expenses, (vii) EBIT, EBITDA, operating or gross profits, cash earnings or income from continuing operations, (viii) net cash from continuing operations or cash flow from operating activities; (ix) performance relative to peer group; or (x) any similar performance measure established by the Committee.

2.16 “Performance Period” means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

2.17 “Plan” means the Company’s Performance Bonus Plan, as amended from time to time.

2.18 “Shares” means shares of the Company’s common stock, no par value, or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

2.19 “Subsidiary” or “Subsidiaries” means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.20 “Successor” means the (i) legal representative of the estate of a deceased Participant, or (ii) the person or persons who shall acquire the right to receive an Award by bequest or inheritance or by reason of the death of the Participant.

3. Administration of the Plan. The Committee shall be invested with the responsibility for the administration of the Plan. The Committee shall consist of not less than two (2) outside directors as defined in Treasury Regulation 1.162-27 who shall also qualify as disinterested directors within the meaning of Rule 16b-3; provided, however, that the failure to satisfy the foregoing requirement shall not affect the validity of any Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Participants to whom Awards shall be granted, the amount or value of any such Award, the terms of any such Award, and to establish and administer any Performance Goals applicable to such Awards; to amend or cancel Awards (subject to Section 15 of the Plan); to accelerate the vesting of Awards; to require the cancellation of any previously granted Awards under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or any Awards granted pursuant to the Plan shall be binding and conclusive on the Company and the recipients of Awards.

4. Participants to Whom Awards May Be Granted. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Participants as the Committee, in its discretion, shall determine. In determining the Participants to whom Awards shall be granted and the amount and value of such Awards, the Committee shall take into account the duties of the respective Participants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Long-Term Cash Awards. Long-Term Cash Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine and set forth in the related Long-Term Cash Award Agreements. Long-Term Cash Awards shall be granted to Participants in accordance with, and subject to, the provisions set forth below.

5.1 Terms of Long-Term Cash Awards. The Long-Term Cash Awards granted under this Plan shall be subject to one or more Performance Goals as determined by the Committee in its discretion. Each Long-Term Cash Award Agreement issued hereunder shall specify the Performance Goal(s) and Performance Period applicable to the Award. All such terms shall be determined by the Committee in accordance with its discretionary authority hereunder, subject to Section 7. below.

5.2 Other Terms and Conditions of Long-Term Cash Awards. Each Long-Term Cash Award shall be granted on such other terms and conditions as shall be approved by the Committee, in its discretion. The total amount of any Long-Term Cash Award granted to any Participant with respect to any Performance Period shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), multiplied by the number of years in the Performance Period.

6. Annual Cash Awards. Annual Cash Awards granted under the Plan shall be subject to one or more Performance Goals and such other terms and conditions as Committee may determine, in its discretion. All such terms shall be determined by the Committee in accordance with its discretionary authority hereunder, subject to Section 7 below. The total amount of any Annual Cash Award granted to any Participant with respect to any Performance Period, shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00).

7. Performance Goals for Awards. Except in the case of death, disability or a Change of Control, Awards under the Plan will be earned only if corporate, business unit or individual Performance Goals over the Performance Periods established by the Committee are certified by the Compensation Committee to have been met with respect to such Awards. The Performance Goals may vary from Participant to Participant, group to group and Performance

Period to Performance Period. Performance Goals for any Annual Cash Awards or Long-Term Cash Awards shall be established within ninety (90) days after the commencement of the applicable Performance Period.

8. Date of Grant. The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award or, if later, such other date as the Committee shall specify.

9. Nontransferability of Award. An Award shall not be transferable, other than: (a) by will or the laws of descent and distribution to a Successor, or in the event of disability, the holder’s personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder.

10. Change of Control. Notwithstanding anything to the contrary in the Plan or any Long-Term Cash Award, in the case of a Change of Control, any Awards relating to Performance Periods prior to the Performance Period in which the Change of Control occurs that have been earned but not paid may become payable in accordance with the terms of the respective Awards. Notwithstanding the foregoing, if a Change of Control of the Company does not constitute a change in the ownership or effective control of the Company or a change in a substantial portion of the assets of the Company within the meaning of Treasury Regulations Section 1.409A-3(i)(5), then such Change of Control shall not cause an acceleration of payment of any outstanding Long-Term Cash Awards under this Section 10.

11. Forms of Awards. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board, the Committee or by the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee in granting an Award. Whenever the Committee shall designate a Participant for the receipt of an Award, the President of the Company, or such other person as the Committee shall designate, shall forthwith send notice thereof to the Participant, in such form as the Committee shall approve, stating the terms and conditions thereof. In the case of a Long-Term Cash Award, the notice shall be accompanied by a Long-Term Cash Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Participant to whom a Long-Term Cash Award is granted of a Long-Term Cash Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the grant of any Long-Term Cash Award.

12. Taxes. The Company shall have the right to withhold the amount of any taxes which the Company is or will be required to withhold with respect to any Award under the Plan. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Participant.

13. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 162(m) of the Code (if the Company is subject to the Exchange Act at the time of such amendment) would be required. Notwithstanding the discretionary authority granted to the Committee in Section 3 of the Plan, except as set forth in Section 19 below, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without such holder’s consent, under any Award theretofore granted under the Plan.

14. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall be submitted to the Company’s stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board, the Plan and all Awards made under the Plan shall be void and of no force and effect.

15. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

16. Effect on Employment. Neither the adoption of this Plan, its operation, nor any of the Award Agreements or other documents described or referred to in the Plan shall confer upon any person any right to continue in the employ or service of the Company or any of its Subsidiaries or in any way affect any right or power of the Company or any of its Subsidiaries to terminate the employment or service of any person at any time for any reason whatsoever.

17. International Participants. To the extent that the Committee determines, in its sole discretion, to comply with foreign laws or practices and to further the purpose of the Plan, the Committee may amend the terms of the Plan or Awards in order to conform with the requirements of such foreign laws or practices.

18. Compliance with Sections 162(m) and 409A of the Code. The Plan is intended to comply with Sections 162(m) and 409A of the Code and the regulations thereunder, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Sections 162(m) and 409A of the Code and the regulations thereunder.

19. Clawback Policy. Awards granted under the Plan shall be subject to any clawback policy that may be duly adopted by the Board or as required by law.

20. Ohio Law to Govern. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

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